CoreSite Reports First Quarter 2019 Financial Results

-- Delivered Improved Q1 Sales and Pre-leased Two Phases of SV8 in April --

-- Achieved Substantial Progress on Development Pipeline, including Closing Purchase of SV9 --

-- Executed Financing that funds Property Development and extends Debt Maturities –

DENVER, CO – April 24, 2019 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the first quarter ended March 31, 2019.

Q1 Quarterly Highlights

•	Key Financial Results –
o	Operating revenues of $138.9 million increased 7.2% year over year, in line sequentially
o	Net income of $0.54 per common diluted share decreased $0.05 year over year, in line sequentially
o	Q1 FFO of $1.25 per diluted share and unit decreased $0.02 year over year, and $0.01 sequentially
•	Lease Commencements –
o	Commenced 119 new and expansion leases for 24,040 net rentable square feet (“NRSF”), representing $5.8 million of annualized GAAP rent at an average GAAP rate of $242 per square foot
•	Lease Sales Activity –
o	Signed 121 new and expansion leases for 31,975 NRSF, representing $6.6 million of annualized GAAP rent at an average GAAP rate of $207 per square foot
o

Renewed 264 existing leases for 68,605 NRSF, representing $11.9 million of annualized GAAP rent at an average GAAP rate of $173 per square foot, including churn of 2.7%, reflecting 3.2% cash rent growth and 5.9% GAAP rent growth

April 2019 Subsequent Events

•	Finalized Santa Clara Property Purchase –
o	On April 12th, closed SV9 purchase, a property adjacent to CoreSite’s existing Santa Clara campus, which is held for development for a planned data center facility of approximately 200,000 NRSF
•	Pre-Leasing in Santa Clara –
o	On April 15th, executed data center pre-leasing of Phases 1 and 2 at SV8, for approximately 108,000 NRSF, leading to the acceleration of the development of Phases 2 and 3
•	Financing –
o	On April 17th, closed the financing of senior notes totaling $400 million of principal, with $325 million issued, and $75 million expected to be issued prior to July 17, 2019

“We’re executing well on our 2019 imperatives to accelerate growth in 2020,” said Paul Szurek, CoreSite’s President and Chief Executive Officer. “This includes substantial progress on our development pipeline, additional financing to fund new capacity, strong sales execution with the highest annualized GAAP rent for core retail colocation sales in 10 quarters, pre-leasing of two phases of our new SV8 purpose-built data center, and first quarter financial results consistent with where we are in the development cycle and our expectations, all of which we believe position us well for achieving higher revenue growth in 2020.”

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Sales Activity

In the core retail colocation space, CoreSite signed sales representing $6.6 million of GAAP annualized rent for the quarter, its highest quarterly core retail colocation sales in ten quarters. CoreSite’s core retail colocation sales included solid pricing, continued expansion with strategic customers and ongoing acquisition of new logos.  Scale colocation leasing continued to be impacted by high occupancies, resulting in constrained capacity for large blocks of contiguous space in certain markets. The Company continues to make solid progress on constructing new data center facilities, and believes its new capacity will strengthen its future sales opportunities, including for scale leasing.

On April 15th, the Company pre-leased Phases 1 and 2 of its SV8 facility, comprised of approximately 108,000 NRSF. SV8 Phase 1 is currently under construction and on track for completion in late Q3 2019, and Phase 2 has been accelerated and is now expected to be completed in late Q4 2019.

Development Activity

CoreSite expects 2019 to be a positive transition year, entering the year with leasable capacity at a lower level compared to historical norms, and plans to end 2019 with leasable capacity, plus quickly developable incremental capacity, at the higher levels the Company experienced in previous years.

As of March 31, 2019, including the accelerated development at SV8, CoreSite had a total of approximately 428,000 NRSF of turn-key data center capacity under construction, with $261.7 million incurred to date of the $671.2 million of total estimated costs, as detailed below. Property development highlights include –

o	CH2 in Chicago, began Phase 1 construction for 56,000 NRSF of a planned 169,000 NRSF project
o	NY2 in the New York area, began Phase 3 construction for 35,000 NRSF data center expansion
o	BO1 in Boston, began construction on a 20,000 NRSF data center expansion
o	SV8 in Santa Clara, executed pre-leasing that accelerated development of remaining phases

				Costs Incurred	Estimated
			Estimated	To-Date	Total Costs	Percent
Market	Building	NRSF	Completion	(in millions)	(in millions)	Leased
Under Construction:
Boston	BO1	19,961	Q3 2019	$0.3	$9.0	—%
Chicago	CH2, Phase 1	56,000	1H 2020	21.9	120.0	—
Los Angeles	LA1	17,238	Q2 2019	7.5	13.2	—
Los Angeles	LA2	28,191	Q2 2019	15.8	21.0	100.0
New York	NY2, Phase 3	34,589	1H 2020	—	46.0	—
Northern Virginia	VA3, Phase 1B	49,837	Q2 2019	102.3	119.0	—
San Francisco Bay	SV8, Phase 1	53,953	Q3 2019	84.5	127.0	100.0
San Francisco Bay	SV8, Phase 2	53,728	Q4 2019	—	46.0	100.0
San Francisco Bay	SV8, Phase 3	54,056	1H 2020	—	40.0	—
Pre-Construction:
Los Angeles	LA3, Phase 1	60,000	2H 2020	29.4	130.0	—
Total		427,553		$261.7	$671.2	31.8%

CoreSite’s ongoing development and operational position includes --

•

the ability to increase its occupied footprint of land and buildings, both owned or leased, by about 2.1 million NRSF, or about 99%, including space unoccupied, under construction, pre-construction or held for development, and

•	owning (versus leasing) 92.5% of its 4.3 million data center NRSF, supporting operational control, expansion and long-term cost management.

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Other Financial Results

CoreSite’s $138.9 million of operating revenues for the first quarter included $117.9 million of rental, power and related revenue, $18.4 million of interconnection revenue and $2.6 million of office, light-industrial and other revenue. Net Income was $25.9 million for the first quarter, or $0.54 attributable to each common diluted share.

As forecasted for the first quarter, CoreSite’s results reflect higher than normal churn and interest and operating expense associated with recently completed developments now in lease up.

Balance Sheet, Financing and Liquidity

On April 17th, the Company’s Operating Partnership entered into a note purchase agreement pursuant to which the Operating Partnership agreed to issue and sell an aggregate principal amount of $200 million of 4.11% Series A Senior Notes due April 17, 2026, and $200 million of 4.31% Series B Senior Notes due April 17, 2029.  An initial aggregate principal amount of $200 million of the Series A Notes and $125 million of the Series B Notes were issued on April 17, 2019. The Company expects the Operating Partnership to issue $75 million in aggregate principal amount of the Series B Notes prior to July 17, 2019.

The Operating Partnership used the proceeds from the Notes to pay down outstanding amounts on the revolving portion of its senior unsecured credit facilities, and plans to use the remainder for general corporate purposes. Including the repayment of all outstanding amounts on the revolving credit facility subsequent to March 31, CoreSite has the ability to borrow $445.1 million under the revolving credit facility. CoreSite expects to use its liquidity of $522 million, including $445 million available under the revolving credit facility, $75 million of expected additional debt proceeds, and $2 million in cash, primarily to fund the $409 million of remaining current development pipeline costs.

Financial Guidance

The Company’s outlook is based on current economic conditions, internal assumptions about its customer base, and the supply and demand dynamics of the markets in which it operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

The Company reiterates its net income and FFO guidance for 2019 including:

•	Net income attributed to common shares in a range of $2.15 to $2.25, and
•	FFO per common diluted share and unit in the range of $5.21 to $5.31
•	The difference between net income and FFO represents real estate depreciation and amortization.

Due to a recent customer development and expected bankruptcy, CoreSite expects the customer to vacate its deployment in the third quarter and provide payments for utilization of the data center room and termination of the current license in August.  As a result, annual churn guidance is revised to:

•	7% to 9% annual churn

In conjunction with the pre-leasing at SV8 and acceleration of Phase 2 and Phase 3 development, CoreSite has revised its 2019 capital expenditure guidance, including:

•	Data center expansion capital – to a revised range of $405 million to $465 million, and
•	Total capital expenditures – to a revised range of $425 million to $500 million

For further detail on the Company’s 2019 guidance, including operating revenues, Adjusted EBITDA, depreciation and amortization and capital expenditures, along with guidance drivers, please see page 23 of CoreSite’s Supplemental Information.

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Upcoming Conferences and Events

CoreSite’s management will participate in RBC Capital Markets Data Center and Connectivity Investor Day in San Francisco, CA on May 29th,  Nareit’s REITweek in NYC, NY on June 4-6th, Cowen Communications Infrastructure Summit on August 12-13th in Boulder, CO and KeyBanc Capital Markets Annual Technology Leadership Forum, August 11-13 in Vail, CO.

Conference Call Details

CoreSite will host its first quarter 2019 earnings call on Thursday, April 25, 2019, at 12:00 p.m. (Eastern Time).  The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international). A replay will be available until May 9, 2019, and can be accessed shortly after the call by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13688781.  The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its Q1 2019 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Carole Jorgensen

Vice President Investor Relations and Corporate Communications

303-405-1012
InvestorRelations@CoreSite.com

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Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Use of Funds From Operations (“FFO”)

FFO is a supplemental measure of CoreSite’s performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

CoreSite’s management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

CoreSite offers this measure because it recognizes that investors use FFO as a basis to compare its operating performance with that of other REITs. However, the utility of FFO as a measure of the Company’s performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of its properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends

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or make distributions. In addition, CoreSite’s calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from the Company. Investors in CoreSite’s securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Use of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”)

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. CoreSite calculates adjusted EBITDA by adding its non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of the Company’s ability to incur and service debt. In addition, CoreSite considers EBITDAre and adjusted EBITDA to be appropriate supplemental measures of its performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of the Company’s business, their utilization as a cash flow measurement is limited.

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Consolidated Balance Sheets

(in thousands, except per share data)

	March 31,	December 31,
	2019	2018
Assets:
Investments in real estate:
Land	$86,955	$86,955
Buildings and improvements	1,737,967	1,730,329
	1,824,922	1,817,284
Less: Accumulated depreciation and amortization	(621,682)	(590,784)
Net investment in operating properties	1,203,240	1,226,500
Construction in progress	364,458	265,921
Net investments in real estate	1,567,698	1,492,421
Operating lease right-of-use assets	186,311	190,304
Cash and cash equivalents	2,294	2,599
Accounts and other receivables, net	26,148	18,464
Lease intangibles, net	6,324	6,943
Goodwill	40,646	40,646
Other assets, net	103,441	102,290
Total assets	$1,932,862	$1,853,667

Liabilities and equity:
Liabilities
Debt, net	$1,210,716	$1,130,823
Operating lease liabilities	199,112	202,699
Accounts payable and accrued expenses	116,195	89,315
Accrued dividends and distributions	55,109	55,679
Acquired below-market lease contracts, net	2,737	2,846
Unearned revenue, prepaid rent and other liabilities	42,823	37,672
Total liabilities	1,626,692	1,519,034

Stockholders' equity
Common stock, par value $0.01	364	363
Additional paid-in capital	494,923	491,314
Accumulated other comprehensive loss	(5,733)	(2,193)
Distributions in excess of net income	(267,849)	(246,929)
Total stockholders' equity	221,705	242,555
Noncontrolling interests	84,465	92,078
Total equity	306,170	334,633
Total liabilities and equity	$1,932,862	$1,853,667

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$117,853	$118,341	$110,008
Interconnection revenue	18,416	18,026	16,560
Total data center revenue	136,269	136,367	126,568
Office, light-industrial and other revenue	2,626	2,779	3,051
Total operating revenues	138,895	139,146	129,619

Operating expenses:
Property operating and maintenance	38,110	39,487	33,848
Real estate taxes and insurance	6,196	4,910	4,937
Depreciation and amortization	35,646	36,035	33,776
Sales and marketing	5,652	5,394	5,080
General and administrative	10,170	10,534	9,185
Rent	7,688	7,420	6,400
Transaction costs	—	—	56
Total operating expenses	103,462	103,780	93,282
Operating income	35,433	35,366	36,337
Interest expense	(9,498)	(9,448)	(7,738)
Income before income taxes	25,935	25,918	28,599
Income tax expense	(30)	(20)	(33)
Net income	25,905	25,898	28,566
Net income attributable to noncontrolling interests	6,244	6,267	8,264
Net income attributable to common shares	$19,661	$19,631	$20,302

Net income per share attributable to common shares:
Basic	$0.54	$0.54	$0.60
Diluted	$0.54	$0.54	$0.59

Weighted average common shares outstanding:
Basic	36,348	36,300	33,936
Diluted	36,547	36,486	34,164

(1)

During 2018, the Financial Accounting Standards Board (“FASB”) issued updates to the new lease accounting standard. As a result of the updates the Company has combined contractual data center rental, power, and tenant reimbursements and other revenue into a single line item as shown below:

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Rental revenue	$74,930	$74,326	$71,033
Power revenue	40,503	41,637	36,403
Tenant reimbursement and other	2,420	2,378	2,572
Rental, power, and related revenue	$117,853	$118,341	$110,008

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Reconciliations of Net Income to FFO

(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Net income	$25,905	$25,898	$28,566
Real estate depreciation and amortization	34,187	34,853	32,432
FFO available to common shareholders and OP unit holders	$60,092	$60,751	$60,998

Weighted average common shares outstanding - diluted	36,547	36,486	34,164
Weighted average OP units outstanding - diluted	11,600	11,602	13,835
Total weighted average shares and units outstanding - diluted	48,147	48,088	47,999

FFO per common share and OP unit - diluted	$1.25	$1.26	$1.27

Reconciliations of Net Income to EBITDAre and Adjusted EBITDA:

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Net income	$25,905	$25,898	$28,566
Adjustments:
Interest expense	9,498	9,448	7,738
Income taxes	30	20	33
Depreciation and amortization	35,646	36,035	33,776
EBITDAre	$71,079	$71,401	$70,113
Non-cash compensation	3,432	3,174	2,626
Transaction costs / litigation	—	—	139
Adjusted EBITDA	$74,511	$74,575	$72,878

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